UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibits

EXPLANATORY NOTE: As disclosed in the Company’s Form 10-Q filed with the Securities and Exchange Commission on March 13, 2018, as of February 28, 2018, the Company’s sales order backlog/forward load was $19.0 million, or approximately 14 to 15 weeks of net sales (on a trailing 12 month basis). As a result of this significant backlog/forward load and timing differences between required payments on purchases of materials and receipts on shipments related to these orders, the Company’s lender has agreed to increase credit available to the Company to address the short-term working capital requirements resulting from the increased backlog/forward load. As a result, the Company has entered into a Fourth Loan Modification Agreement and a Special Project Loan, further described herein.

Item 1.01 Entry into a Definitive Agreement

Fourth Loan Modification Agreement. On April 10, 2018, Optical Cable Corporation (the “Company”) and Pinnacle Bank, a Tennessee banking corporation, as successor in interest by name change and by merger with the Bank of North Carolina (the “Lender”) entered into a Fourth Loan Modification Agreement (the “Agreement”) to modify the Credit Agreement dated April 26, 2016 (as amended and modified by Loan Modification Agreement dated December 21, 2016, and by Second Loan Modification Agreement dated February 28, 2017, and by Third Loan Modification Agreement dated April 27, 2017 (collectively, the “Credit Agreement”), and the associated Term Loan A Note, Term Loan B Note, and Revolving Credit Note, all dated April 26, 2016 (collectively, the “Notes”). The Credit Agreement, the Notes, and the ancillary documents (as defined in the Credit Agreement), as amended by the Agreement are defined as the “Loan”.

The Company’s credit facilities from the Lender pursuant to the Loan consist of (i) a real estate term loan (the “Virginia Real Estate Loan”), (ii) a supplemental real estate term loan (the “North Carolina Real Estate Loan”), and (iii) a $7,000,000 revolving line of credit (the “Revolving Loan”).

The primary purpose of the Agreement was to: (i) extend the expiration date of the Revolving Loan in one year increments by Lender giving written notice of extension to the Company no later than September 30 of the calendar year immediately prior to the calendar year of the then effective Revolving Loan expiration date, (ii) modify the debt to worth ratio of total liabilities to tangible net worth financial covenant for the Company to no greater than 1.15:1.00 under the Loan, (iii) modify the current ratio financial covenant for the Company to not less than 2.75 to 1.00 under the Loan, and (iv) extend the Revolving Loan expiration date to September 30, 2019.

The Loan remains generally secured by the land and buildings at the Company’s headquarters and manufacturing facilities located in Roanoke, Virginia and its manufacturing and office facilities located near Asheville, North Carolina and the Company’s personal property and assets.

All other terms of the Loan remain unaltered and remain in full force and effect.

The Agreement with the Lender is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Special Project Loan. Also on April 10, 2018, the Company, as borrower and the Lender entered into a Special Project Loan Agreement (the “Special Project Agreement”), a Special Project Revolving Credit Note (“Special Project Revolver”), and certain other ancillary documents to provide the Company with a $6,000,000 revolving line of credit (the “Special Project Revolving Loan”).

Under the Special Project Agreement and Special Project Revolver, the Lender agreed to provide the Company with one or more revolving loans in a collective maximum principal amount of $6,000,000 until October 1, 2018.

The purpose of the Special Project Revolving Loan is for financing working capital to fulfill and process certain product orders received from a certain customer as described in ancillary documents to the Special Project Loan.

The Company is not obligated to borrow any amount under the Special Project Revolving Loan. Within the limitations of the Special Project Revolving Loan, the Company may borrow, repay, and reborrow, at any time or from time to time while the Special Project Revolving Loan is in effect.

The Special Project Revolving Loan accrues interest at the London InterBank Offered Rate plus 4.0%. The Special Project Revolving Loan is payable in monthly payments of interest only with principal and any outstanding interest due and payable at maturity. Maturity for the Special Project Revolving Loan is October 1, 2018, unless the Special Project Revolving Loan is extended.

Along with securing the Company’s obligations under the Loan (including the Credit Agreement dated April 26, 2016, as amended and modified by Loan Modification Agreement dated December 21, 2016, and by Second Loan Modification Agreement dated February 28, 2017, and by Third Loan Modification Agreement dated April 27, 2017, and by Fourth Loan Modification Agreement dated April 10, 2018), the Special Project Revolving Loan is secured by a perfected first lien security interest on all assets, including but not limited to, Accounts, As-extracted collateral, Chattel Paper, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Equipment, Fixtures, Furniture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Promissory Notes, Software and general tangible and intangible assets owned now or later acquired. The Revolving Loan is also cross-collateralized with the Company’s real property located at 5290 Concourse Drive, Roanoke, Virginia and 33 Superior Way, Swannanoa, North Carolina and 112 Buckeye Cove Road, Swannanoa, North Carolina.

During the term of the Special Project Revolving Loan, the Company is required to maintain the same financial covenants as in the Credit Agreement dated April 26, 2016 (as amended and modified by Loan Modification Agreement dated December 21, 2016, and by Second Loan Modification Agreement dated February 28, 2017, and by Third Loan Modification Agreement dated April 27, 2017, and by Fourth Loan Modification Agreement dated April 10, 2018.

Any default under the Company’s Loan is also a default under the Special Project Revolving Loan.

The Company is required to continue to maintain its primary depository accounts with Lender. All proceeds from the Special Project Accounts (as described in the Special Project Agreement) including, without limitation, all payments and other funds received by the Company with respect to the Special Project Accounts, will be deposited in a specific deposit account maintained in the Company’s name with the Lender.

Modification of Credit Line Deed of Trust (Virginia) and the Modification of Deed of Trust, Security Agreement and Assignment of Leases and Rents (North Carolina).

Currently, the Loan is secured by a Credit Line Deed of Trust, as modified. Specifically, the Modification of Credit Line Deed of Trust (the “Virginia Modification”) amends and restates certain terms of the Virginia Deed of Trust dated May 30, 2008 and corrected by a Corrected Deed of Trust dated June 4, 2008 and further modified by Modification of Credit Line Deed of Trust dated April 26, 2016, and recorded as Instrument #201603786. The Virginia Modification grants to the Lender a security interest in the real property owned by the Company located at 5290 Concourse Drive, Roanoke, Virginia 2019 (the “Virginia Property”). Under the Virginia Modification, the Company grants to the trustee named in the Virginia Modification certain collateral, all as more specifically described in the Virginia Modification.

The Virginia Modification secures the Company’s obligations under the Loan, including the Credit Agreement, the Notes, and the ancillary documents (as described in the Credit Agreement).

The Loan is also currently secured by a Deed of Trust, Security Agreement and Assignment of Leases and Rents. Specifically, the Modification of Deed of Trust, Security Agreement and Assignment of Leases and Rents (the “North Carolina Modification”) amends and restates certain terms of the North Carolina Deed of Trust dated May 30, 2008; as amended, modified, continued, or restated in accordance with the 2016 Credit Agreement by Modification of Deed of Trust, Security Agreement, and Assignment of Leases and Rents dated April 26, 2016, and recorded in Deed Book 5419, pages 1087-1099; as amended, modified, continued, or restated in accordance with the Loan Agreement. The North Carolina Modification grants to the Lender a security interest in the real property owned by the Company located at 33 Superior Way, Swannanoa, North Carolina and 112 Buckeye Cove Road, Swannanoa, North Carolina (the “North Carolina Properties”). Under the North Carolina Modification, the Company grants to the trustee named in the North Carolina Modification certain collateral, all as more specifically described in the North Carolina Modification.

The North Carolina Modification secures the Company’s obligations under the Loan, including the Credit Agreement, the Notes, and the ancillary documents (as described in the Credit Agreement).

The parties agreed as a post-closing condition of the Special Project Revolving Loan, that no later than May 10, 2018, the Lender will have received evidence of due recordation of the Deed of Trust Modification Agreements in the Clerk’s Office of the Circuit Court of Roanoke County, Virginia, and the Register of Deeds for Buncombe County, North Carolina, respectively, and endorsements from Investors Title Insurance Company endorsing the existing lender’s title insurance policies insuring the Deeds of Trust. These endorsements must update the effective dates of the title insurance coverage consistent with the actual recordation of the Deed of Trust Modification Agreements, increase the lender’s title insurance coverage to $19,600,000.00, insure the Deeds of Trust (as modified by the Deed of Trust Modification Agreements) as first-lien deeds of trust encumbering the real property, without any additional title exceptions which are unacceptable to the Lender, and in form and substance satisfactory to the Lender. The failure to satisfy this condition, would result in a default under the Special Project Revolving Loan.

Following the satisfaction of the post-closing condition, the Virginia Modification will secure the Company’s obligations under the Loan, including the Credit Agreement, the Notes, and the ancillary documents (as described in the Credit Agreement), and also the Company’s obligations under the Special Project Loan Agreement, the Special Project Revolver, and the other ancillary documents (as described in the Special Project Loan Agreement).

Following the satisfaction of the post-closing condition, the North Carolina Modification will secure the Company’s obligations under the Loan, including the Credit Agreement, the Notes, and the other ancillary documents (as described in the Credit Agreement), and also the Company’s obligations under the Special Project Loan Agreement, the Special Project Revolver, and the other ancillary documents (as described in the Special Project Loan Agreement).

The Special Project Agreement and Special Project Revolver are attached hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Transaction Fees

As a result of the transaction and excluding certain legal and accounting fees payable as a result of the transaction, the Company paid $30,000 to the Lender as a fee for the Fourth Loan Modification and Special Project Revolving Loan and expects to incur closing fees and costs associated with the post-closing condition equal to approximately $5,000.

All capitalized terms used in this section but not otherwise defined herein, shall have the meanings defined in the Special Project Loan documents or as otherwise provided for by the Uniform Commercial Code.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

4.1

Fourth Loan Modification Agreement dated April 10, 2018 by and between Optical Cable Corporation and Pinnacle Bank, a Tennessee banking corporation, as successor in interest by name change and by merger with the Bank of North Carolina. (FILED HEREWITH)

4.2	Special Project Loan Agreement dated April 10, 2018 by and between Pinnacle Bank and Pinnacle Bank and Optical Cable Corporation. (FILED HEREWITH)

4.3	Special Project Revolving Credit Note dated April 10, 2018 by Optical Cable Corporation in favor of Pinnacle Bank. (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: April 13, 2018